UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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FIRST ACCEPTANCE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIRST ACCEPTANCE CORPORATION

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 12, 2015

To our Stockholders:

The 2015 annual meeting of stockholders of First Acceptance Corporation will be held Tuesday, May 12, 2015, at 10:00 a.m., local time, at our corporate headquarters, which are located at 3813 Green Hills Village Drive, Nashville, Tennessee 37215. Directions to the annual meeting can be obtained by contacting Investor Relations by email through an information request at http://phx.corporate-ir.net/phoenix.zhtml?c=120257&p=irol-infoReq

1.	Election of the nine directors set forth in this proxy statement to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified;
2.	Conduct an advisory vote on executive compensation;
3.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015; and
4.	Any other matters that may properly come before the meeting and any adjournments or postponements of the meeting.

Stockholders of record at the close of business on March 25, 2015 are entitled to notice of and to vote at the meeting.

Your vote is important. Please COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD as promptly as possible in the enclosed envelope in order that as many shares as possible will be represented.

By Order of the Board of Directors,

Michael J. Bodayle

Secretary

Nashville, Tennessee

April 1, 2015

* * * IMPORTANT NOTICE * * *

Regarding Internet Availability of Proxy Materials

for the 2015 Annual Meeting of Stockholders to be held on May 12, 2015

In accordance with rules issued by the Securities and Exchange Commission,

you may access our 2014 Annual Report, our Proxy Statement and our form of Proxy at

http://phx.corporate-ir.net/phoenix.zhtml?c=120257&p=proxy

i

FIRST ACCEPTANCE CORPORATION

3813 GREEN HILLS VILLAGE DRIVE

NASHVILLE, TENNESSEE 37215

PROXY STATEMENT

The Board of Directors of First Acceptance Corporation (referred to herein as the “Board” or the “Board of Directors”) is soliciting proxies to be used at the 2015 annual meeting of stockholders. This proxy statement and the enclosed proxy card will be first mailed to stockholders on or about April 1, 2015.

ABOUT THE MEETING

What Is the Purpose of the Annual Meeting?

At our annual meeting, stockholders will vote on the matters outlined in the accompanying notice of meeting. In addition, our management will report on our performance during 2014 and respond to questions from stockholders.

Who Is Entitled to Vote?

Stockholders of record of our common stock at the close of business on the record date, March 25, 2015, are entitled to receive notice of the annual meeting and vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of our common stock entitles its holder to cast one vote on each matter to be voted upon.

What Constitutes a Quorum?

For purposes of voting on all matters, the presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. As of the record date, 41,015,927 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker “non-votes” (described below) will be included in the calculation of the number of shares considered to be present at the meeting.

How Do I Vote?

If you complete and properly sign the accompanying proxy card and return the card to us, the card will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy card from the institution that holds their shares.

Can I Change My Vote After I Return My Proxy Card?

Yes. You can revoke your proxy at any time before the final vote at the annual meeting in any of three ways:

•	by submitting written notice of revocation to the Secretary;
•	by submitting another proxy that is later dated and properly signed; or
•	by voting in person at the meeting.

What Are the Board's Recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendations are set forth below, and a description of each item is included in this proxy statement. In summary, the Board recommends a vote:

•	FOR election of each of the nominated directors;
•	FOR, on an advisory basis, the compensation of our named executive officers; and
•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What Vote Is Required to Approve Each Proposal?

Election of Directors

Each of the director nominees must receive affirmative votes from a plurality of the votes cast to be elected.  This means that the nine nominees receiving the greatest number of votes will be elected as directors. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. Stockholders may not cumulate votes in the election of directors.

Advisory Vote on Executive Compensation

The affirmative vote of a majority of the votes cast on the matter is required to approve, on an advisory basis, executive compensation. The Board will review the results of this matter and will take the results into account in making future determinations concerning executive compensation. For purposes of the advisory vote on executive compensation, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

Ratification of Independent Registered Public Accounting Firm

The appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015 will be ratified if the proposal receives the affirmative vote of a majority of the votes cast on the matter. Brokers have authority to vote FOR this proposal in the absence of contrary instructions from a beneficial owner. If this appointment is not ratified by stockholders, the Audit Committee and the Board may reconsider its recommendation and appointment, respectively. With respect to this proposal, abstentions and broker non-votes will not be counted as votes and will have no effect on the result of the vote.

Will My Shares Be Voted if I Do Not Sign and Return My Proxy Card?

If you are a registered stockholder and do not sign and return your proxy card, your shares will not be voted at the annual meeting. Under certain conditions, shares that you own that are held by a broker may be voted even if you do not provide voting instructions to the broker. Brokerage firms have the authority under applicable rules to vote on certain “routine” matters, including the ratification of auditors.

What Is a "Broker Non-vote?"

Under current New York Stock Exchange rules, brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares on proposals that are deemed to be routine matters. If a proposal is not a routine matter, the broker or nominee may not vote the shares with respect to the proposal without receiving instructions from the beneficial owner of the shares. If a broker turns in a proxy card expressly stating that the broker is not voting on a non-routine matter, such action is referred to as a "broker non-vote." Under current New York Stock Exchange rules, the proposal relating to the ratification of the appointment of

Ernst & Young LLP as our independent registered public accounting firm is deemed to be a routine matter with respect to which brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares. The proposals relating to the election of directors and approval, on an advisory basis, of executive compensation are deemed to be non-routine matters, and brokers and nominees may not exercise their discretion to vote on that proposal without receiving instructions from the beneficial owner of the shares.

STOCK OWNERSHIP

Principal Stockholders

The following table sets forth information regarding our common stock beneficially owned on March 25, 2015 by any person or “group,” as that term is used in Section 13(d) (3) of Securities Exchange Act of 1934, known to us to beneficially own more than five percent of the outstanding shares of our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Gerald J. Ford (2) 200 Crescent Court, Suite 1350 Dallas, Texas 75201	21,851,599	53.3%
Second Curve Capital, LLC (3) 237 Park Avenue, 9th Floor New York, New York 10017	3,224,807	7.9%
Jeremy B. Ford 3813 Green Hills Village Drive Nashville, TN 37215	2,333,551	5.7%
Dimension Fund Advisors LP (4) Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	2,127,989	5.2%

(1) Based on 41,015,927 shares of common stock outstanding on March 25, 2015. Shares issuable under instruments to purchase our common stock that are exercisable within 60 days of March 25, 2015 are treated as if outstanding for computing the percentage ownership of the person holding these instruments, but are not treated as outstanding for purposes of computing the percentage ownership of any other person.

(2) Includes 19,019,653 shares owned through Hunter's Glen/Ford Ltd. ("Hunter's Glen") and 2,268,218 shares owned through Turtle Creek Revocable Trust ("Turtle Creek Trust").  Because Mr. Ford is one of two general partners of Hunter's Glen and the sole stockholder of Ford Diamond Corporation, a Texas corporation and the other general partner of Hunter's Glen, Mr. Ford is considered the beneficial owner of the shares that Hunter's Glen owns. Since Mr. Ford is trustee of Turtle Creek Trust, Mr. Ford is considered the beneficial owner of the shares that Turtle Creek Trust owns.

(3) Based upon Schedule 13G filed on February 4, 2015.

(4) Based upon Schedule 13G filed on February 5, 2015. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over our securities that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of our securities held by the Funds. However, all securities reported are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. In addition, the filing of this Schedule 13G shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by this Schedule 13G for any other purposes than Section 13(d) of the Securities Exchange Act of 1934.

Security Ownership of Directors and Named Executive Officers

The following table shows the amount of our common stock beneficially owned by our current directors, our named executive officers and our current directors and named executive officers presently serving as a group. Except as otherwise indicated, all information is as of March 25, 2015. Except as otherwise indicated in the footnotes to this table, the address of each person listed below is c/o First Acceptance Corporation, 3813 Green Hills Village Drive, Nashville, Tennessee 37215.

Name	Outstanding Shares (1)		Acquirable Within 60 Days (2)	Percent of Class (3)
Jeremy B. Ford	2,333,551	(4)	--	5.7%
Donald J. Edwards	536,666	(5)	--	1.3%
Rhodes R. Bobbitt	476,611		--	1.2%
Tom C. Nichols	54,500		--	*
William A. Shipp, Jr.	20,501		--	*
Kenneth D, Russell	11,000		--	*
Harvey B. Cash	9,000		--	*
Lyndon L. Olson, Jr.	9,000		--	*
Mark A. Kelly	115,000		750,000	2.1%
Joseph S. Borbely	--		60,000	*
Brent J. Gay	--		--	--
All current directors and executive officers as a group (11 persons)	3,565,879		810,000	10.5%

*Represents less than 1% of our outstanding common stock.

(1)	The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority.
(2)	Reflects the number of shares that could be purchased by exercise of options exercisable on March 25, 2015 or within 60 days thereafter under our stock incentive plan.
(3)

Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), shares of common stock that an individual owner has a right to acquire within 60 days pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the ownership of that owner, but are not deemed outstanding for the purpose of computing the ownership of any other individual owner. Likewise, the shares subject to options held by our directors and executive officers that are exercisable within 60 days are all deemed outstanding for the purpose of computing the percentage ownership of all executive officers and directors as a group.

(4)

Excludes shares beneficially owned by Hunter’s Glen (See Principal Stockholders table.). Mr. Jeremy Ford is the beneficiary of a trust that owns approximately 46% of Hunter’s Glen. Mr. Jeremy Ford disclaims beneficial ownership of the shares owned by Hunter’s Glen, except to the extent of his pecuniary interest therein.

(5)	Address: Flexpoint Ford, LLC, 676 N. Michigan Avenue, Suite 3300, Chicago, Illinois 60611.

.

Section 16(a) Beneficial Ownership Reporting Compliance

The federal securities laws require our directors and executive officers and persons who own more than 10% of our common stock to timely file with us and the SEC initial reports of ownership and reports of changes in ownership. Based solely upon a review of filings with the SEC and written representations that no other reports were required, we believe that all of our directors and officers complied during 2014 with their reporting requirements other than the late filing of a Form 4 for a stock purchase by Mr. Kenneth D. Russell.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines that outline the composition, operations and responsibilities of the Board of Directors. The Nominating and Corporate Governance Committee has authority to review considerations relating to Board size and membership criteria and, with input from the Chairman and the other directors, is responsible for reviewing the skills and characteristics required of directors by legal, regulatory and business requirements applicable to our business. We do not have a formal policy with respect to the consideration of diversity in identifying nominees to serve as a director, but the Nominating and Corporate Governance Committee seeks to nominate persons with a diversity of experience and perspective who will contribute knowledge, experience and skills to the Board of Directors in areas that are important to the Company.

Our bylaws provide maximum flexibility to the Board of Directors in choosing a Chairman of the Board and a Chief Executive Officer. The bylaws provide that such offices may be held by different people or the same person, as determined by the Board. This flexibility allows the Board to determine whether it is in the best interest of the Company and our stockholders to combine the roles of Chief Executive Officer and Chairman of the Board in the same person. We currently have a non-employee director serving as our Chairman of the Board and the Board of Directors believes that the separation of the roles of Chairman of the Board and Chief Executive Officer enhances the Board’s oversight of the Company and our management, results in a greater role for the Board of Directors in setting the Board’s agenda and establishing Board priorities and procedures, and improves the ability of the Board to carry out its roles and responsibilities on behalf of our stockholders.

The Corporate Governance Guidelines require that at least a majority of the members of the Board be independent, as defined by applicable law and the standards of the New York Stock Exchange. The Board has determined that each of Messrs. Bobbitt, Cash, Nichols, Olson and Shipp are “independent” within the meaning of the rules of the New York Stock Exchange as currently in effect. The Corporate Governance Guidelines also require that all of the members of the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board be independent. A copy of our Corporate Governance Guidelines may be found on the corporate governance page of our website at www.acceptanceinsurance.com, and we will send a written copy of our Corporate Governance Guidelines to any stockholder who requests a copy by delivering written notice to Investor Relations, First Acceptance Corporation, 3813 Green Hills Village Drive, Nashville, Tennessee 37215.

Stockholders and all other interested parties may send communications to the Chairman of the Board at 3813 Green Hills Village Drive, Nashville, Tennessee 37215.

The Board’s Role in Risk Oversight

The Board, as a whole and also through its standing committees, has an active role in overseeing management of the Company’s risks. The Board and its committees review material operational, financial, compensation and compliance risks with our senior management. The Compensation Committee is responsible for overseeing the management of risks related to our compensation arrangements. The Audit Committee oversees management of financial risks, as well as our policies with respect to risk assessment and risk management. The Nominating and Corporate Governance Committee oversees our corporate compliance programs and manages risks associated with the independence of our directors.  Members of our management report directly to the Board or the appropriate committee. The directors then use this information to understand, identify, manage and attempt to mitigate risks.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that outlines the principles, policies and laws that govern our activities and establishes guidelines for professional conduct in the workplace. The Code of Business Conduct and Ethics includes provisions relating to ethical conduct, conflicts of interest, compliance with law and internal reporting of violations of the code. The Code of Business Conduct and Ethics applies to directors as well as executive officers and other employees. Every employee is required to read and certify that he or she has read and understands, and will comply with, the Code of Business Conduct and Ethics. A copy of our Code of Business Conduct and Ethics may be found on the corporate governance page of our website at www.acceptanceinsurance.com, and we will send a written copy of our Code of Business Conduct and Ethics to any stockholder who requests a copy by delivering written notice to Investor Relations, First Acceptance Corporation, 3813 Green Hills Village Drive, Nashville, Tennessee 37215. We intend to disclose amendments to or waivers from the Code of Business Conduct and Ethics for the benefit of our executive officers or directors, if any, on our web site at www.acceptanceinsurance.com.

Executive Board Sessions

The current practice of our Board of Directors is to hold an executive session of its non-management directors at least once per quarter.  These meetings are presided by our Chairman, Jeremy B. Ford.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Board of Directors is currently comprised of nine members. At the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated and recommends to the stockholders Rhodes R. Bobbitt, Harvey B. Cash, Donald J. Edwards, Jeremy B. Ford, Mark A. Kelley, Tom C. Nichols, Lyndon L. Olson, Jr., Kenneth D. Russell and William A. Shipp, Jr. for election to serve as directors until our next annual meeting of stockholders and until such time as their respective successors are duly elected and qualified.  Each of the director nominees is currently a director and was elected by the stockholders at our 2014 annual meeting of stockholders.

If any of the nominees should become unable to accept election, the persons named in the proxy may vote for such other person or persons as may be designated by the Board of Directors. Management has no reason to believe that any of the nominees named above will be unable to serve.

Certain information with respect to the nominees for election as directors is set forth below, including, with respect to each director nominee, his particular experience, qualifications, attributes and skills that qualify him to serve as a director.

Rhodes R. Bobbitt, 69, has served as a director of the Company since August 2004. From February 1987 until his retirement in June 2004, Mr. Bobbitt served as Managing Director and Dallas Regional Office Manager of the Private Client Service Group – Credit Suisse First Boston and its predecessor, Donaldson, Lufkin & Jenrette. Prior to joining Donaldson, Lufkin & Jenrette, Mr. Bobbitt was Vice President of Security Sales in the Dallas office of Goldman Sachs & Co. Mr. Bobbitt is a director of Hilltop Holdings Inc. Mr. Bobbitt has executive experience in finance and investments.

Harvey B. Cash, 76, has served as a director of the Company since November 1996. Mr. Cash has been a general partner of InterWest Partners, a venture capital fund, since 1986. Mr. Cash is a director of Silicon Laboratories, Ciena Corporation, and Argo Group International Holdings, Ltd. Mr. Cash has experience in strategic planning, finance and investments. Mr. Cash was formerly a director of Entarian Technologies, Inc., Airspan Networks, Inc. and i2 Technologies, Inc.

Donald J. Edwards, 49, has served as a director of the Company since July 2002. Mr. Edwards currently is the Managing Principal for Flexpoint Ford, LLC, a Chicago-based private equity firm, and served as our President and Chief Executive Officer from July 2002 through April 2004. Prior to July 2002, Mr. Edwards served as a principal in GTCR Golder Rauner, a Chicago-based private equity firm, for over five years. Mr. Edwards is a director of JetPay Corporation. Mr. Edwards has experience in strategic planning, management, finance and investments.

Jeremy B. Ford, 40, has been Chairman of the Board of Directors and a director of the Company since November 2011. He previously served as a director of the Company from September 2000 through April 2004 and as an employee from July 2002 through April 2004. Since March 2010, Mr. Jeremy B. Ford has served as a director, President and Chief Executive Officer of Hilltop Holdings Inc. (“Hilltop”), a financial holding company that owns PlainsCapital Bank, PrimeLending (mortgage lender), First Southwest Company (public and corporate finance, clearing and asset management), and National Lloyds Insurance Company (property and casualty insurance company). Mr. Jeremy B. Ford has worked in the financial services industry for over twelve years, primarily focused on investments in and acquisitions of depository institutions and insurance and finance companies. Prior to becoming President and Chief Executive Officer of Hilltop, he was a principal of Ford Financial Fund, L.P.; a private equity fund controlled by Mr. Gerald J. Ford, the Company’s former Chairman of the Board of Directors who controls approximately 53% of our outstanding common stock. From 2004 to 2008, he worked for Diamond A-Ford Corporation, where he was involved in various investments made by a family limited partnership. Prior to that, he worked at the Company (prior to its acquisition of USAuto Holdings, Inc.), California Federal Bank, FSB (now Citigroup Inc.), and Salomon Smith Barney (now Citigroup Inc.). He has executive experience in operating a public insurance company, as well as in finance and strategic transactions. Jeremy B. Ford is the son of Gerald J. Ford.

Mark A. Kelly, 46, has served as a director of the Company since May 2014. Mr. Kelly served as our Chief Executive Officer from July 2012 to September 2014, our Interim President from March 2011 to July 2012 and our Interim Chief Executive Officer from December 2011 to July 2012 and has 20 years of banking and lending experience. Prior to being named interim President of the Company, Mr. Kelly was a Vice President of Ford Financial Fund II, L.P., a private equity fund controlled by Gerald J. Ford. Prior to that, Mr. Kelly held the position of Senior Vice President – Credit and Risk Management with Triad Financial SM, LLC (“Triad”). From 2002 to 2007, Mr. Kelly worked with Hunter’s Glen/Ford, Ltd., our principal stockholder. From 1994 to 2002, he served as Executive Vice President and Chief Financial Officer of Auto One Acceptance Corporation (a subsidiary of California Federal Bank, FSB). Mr. Kelly is currently a director of American Bank, N.A. and serves as a principal with Flexpoint Ford. LLC. On September 22, 2006, Mr. Kelly and the Securities and Exchange Commission entered into a Judgment and Order of Dismissal stemming from allegations of tipper liability for insider trading conducted by others. The Judgment and Order of Dismissal did not contain any prohibition on his service in any industry, including for any length of time, and did not require him to pay any fines or penalties to the Securities and Exchange Commission.

Tom C. Nichols, 67, has served as a director of the Company since November 2005. Mr. Nichols has served as Chairman and Chief Executive Officer of Carlile Holdings, Inc., a bank holding company, and Carlile Bancshares, Inc. since March 2008. Mr. Nichols served as President and a director of First United Bancorp and Chairman, President and Chief Executive Officer of State National Bancshares, Fort Worth from October 1996 to March 2008. Mr. Nichols previously served as President of Ford Bank Group and as a director of United New Mexico Financial Corporation. Mr. Nichols has executive experience in strategic planning, management and finance.

Lyndon L. Olson, Jr., 68, has served as a director of the Company since August 2004. Since June 2011, Mr. Olson has served as Chairman of Hill+Knowlton Strategies, New York and Sweden, a global public relations company. Mr. Olson served as a senior advisor to Citigroup, Inc., serving as a consultant to senior management, from 2001 until 2008. Mr. Olson served as United States Ambassador to Sweden from 1998 until 2001. From 1990 to 1998, Mr. Olson served with Citigroup as President and Chief Executive Officer of Travelers Insurance Group Holdings, Inc. and Associated Madison Companies, Inc. Prior to joining Citigroup, Mr. Olson served as President of the National Group Corporation and Chief Executive Officer of its National Group Insurance Company. Mr. Olson has executive experience in strategic planning, management, insurance regulatory compliance and finance, with particular emphasis on the insurance industry.

Kenneth D. Russell, 66, has served as a director of the Company since May 2014. Mr. Russell is a former member of the managing board of directors for KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft (KPMG DTG). While a member of KPMG DTG, Mr. Russell served in leadership of Audit—Financial Services. Subsequent to his service as a member of the German firm leadership, he functioned as a freelance strategic advisory to KPMG DTG’s managing board of directors, working directly with members of its executive committee. Prior to joining KPMG DTG, Mr. Russell was the lead financial services partner in the US KPMG LLP’s Department of Professional Practice in New York. His responsibilities in the Department of Profession Practice included leading the financial instruments, structured financing and securitization topic teams, and he was one of KPMG’s leading consultants on financial instruments, hedging and securitization accounting issues. Prior to joining the Department of Professional Practice at KPMG in 1993, Mr. Russell spent 20 years in KPMG’s Dallas office and had engagement responsibilities for several significant regional banking, thrift and other financial services clients. He currently serves as a financial advisor with Diamond A Administration Company, LLC, an affiliate of Gerald J. Ford. Mr. Russell is a director of Hilltop Holdings Inc.

William A. Shipp, Jr., 62, has served as a director of the Company since August 2004. Mr. Shipp has been principal of W.A. Shipp, Jr. & Co., a financial advisory firm, since July 1995 and has served as Treasurer/Secretary of the Jack C. Massey Foundation since July 1999. From December 1983 to June 1995, Mr. Shipp served as Vice President of Massey Investment Company. Prior to joining Massey Investment Company, Mr. Shipp worked for more than eight years in various audit and tax capacities for Ernst & Young LLP. Mr. Shipp is a certified public accountant and has experience in accounting, finance and investments.

Required Vote; Recommendation of the Board

The affirmative vote of a plurality of the votes cast by the stockholders entitled to vote at the meeting is required for the election of directors. Abstentions will be counted in determining whether there is a quorum, but will not be voted with respect to the proposal. Therefore, so long as a quorum has been established, abstentions and broker non-votes will not be counted as votes cast and have no effect on whether this proposal is approved. Under applicable rules, a broker or other nominee does not possess the authority to vote for the election of director nominees in the absence of instructions from the beneficial owner of the relevant shares. Stockholders may not cumulate votes in the election of directors.

The Board of Directors unanimously recommends that you vote FOR each of the nominees identified above.

How Are Our Directors Compensated?

Each non-employee director receives an annual retainer of $20,000, payable in equal, quarterly installments. The Chairman of the Audit Committee of the Board of Directors receives an additional annual retainer of $5,000, payable in equal, quarterly installments. Non-employee directors also receive a fee of $2,000 for each Board of Directors meeting attended and $1,000 for each Board committee meeting attended. In addition, non-employee directors other than Messrs. Edwards and Ford receive an award pursuant to the Amended and Restated First Acceptance Corporation 2002 Long Term Incentive Plan of 1,000 shares of restricted stock on the date of each annual meeting of our stockholders. The restricted stock is subject to forfeiture if the director ceases to serve as a director of the Company during the period of six months following the date of the award, subject to certain exceptions.

The following table summarizes information with respect to the compensation paid to the members of our Board in 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Rhodes R. Bobbitt	37,000	2,530	39,530
Harvey B. Cash	30,000	2,530	32,530
Donald J. Edwards	31,000	--	31,000
Jeremy B. Ford	28,000	--	28,000
Mark A. Kelly	7,000	--	7,000
Tom C. Nichols	33,000	2,530	35,530
Lyndon L. Olson, Jr.	29,000	2,530	31,530
Kenneth D. Russell	18,667	2,530	21,197
William A. Shipp, Jr.	42,000	2,530	44,530

(1)

Represents the proportionate amount of the total value of stock awards to directors recognized as an expense during 2014 for financial accounting purposes under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718-20, Compensation – Stock Compensation, disregarding for this purpose estimated forfeitures relating to service-based vesting conditions. Compensation expense is equal to the grant date fair value of the stock awards using the closing price for the Company’s common stock on the New York Stock Exchange on the date of grant ($2.53). As of December 31, 2014, there were no unvested stock awards held by our non-employee directors.

What Committees Has the Board Established?

The Board of Directors has standing Audit, Compensation, Nominating and Corporate Governance and Investment Committees. A copy of the charter for each committee may be found on the corporate governance page of our website at www.acceptanceinsurance.com and is available to any stockholder who requests a copy by delivering written notice to Investor Relations, First Acceptance Corporation, 3813 Green Hills Village Drive, Nashville, Tennessee 37215.

Audit Committee. We have a standing Audit Committee established in accordance with Section 3(a) (58) (A) of the Securities Exchange Act of 1934. The principal functions of the Audit Committee are (i) to oversee our accounting and financial reporting processes and audits of our financial statements; (ii) to engage or discharge our independent registered public accounting firm; (iii) to review the nature and scope of the audit, including, but not limited to, a determination of the effectiveness of the audit effort through meetings held at least annually with independent auditors, and a determination through discussion with the auditors that no unreasonable restrictions were placed on the scope or implementation of their examinations; (iv) to oversee and review the independence, qualifications and performance of the auditors; (v) to pre-approve all auditing and non-auditing services to be provided by our independent registered public accounting firm; (vi) to review our financial statements and disclosures in our periodic reports with management and our independent registered public accounting firm; (vii) to review our policies with respect to risk assessment, risk management and the quality and adequacy of our internal controls and processes through discussions with, and reports from, our independent registered public accounting firm and management; (viii) to establish procedures for handling any complaints relating to accounting, internal controls or auditing matters and to ensure that such complaints are treated confidentially and anonymously; (ix) to review material changes in accounting and reporting principles and practices and discuss with management and outside auditors the selection, application and disclosure of critical accounting policies and practices used in our financial statements; (x) to retain, at our expense, outside counsel, auditors or other experts, consultants or advisors as it deems necessary or appropriate in the performance of its duties; and (xi) to report to the full Board of Directors on the results of its reviews. The Audit Committee operates under a written charter adopted by the full Board of Directors. Members of the Audit Committee are Messrs. Bobbitt, Nichols and Shipp, all of whom are independent directors. Mr. Shipp is an audit committee financial expert, as defined in Item 407(d) (5) (ii) of Regulation S-K. During 2014, the Audit Committee met four times.

Compensation Committee. The functions of the Compensation Committee include reviewing and approving the Company’s compensation policies, the compensation arrangements for senior management and directors, the compensation and benefit plans in which officers and directors are eligible to participate, and awards under (and otherwise administering) such plans. The Compensation Committee operates under a written charter adopted by the full Board of Directors. Members of the Compensation Committee are Messrs. Cash, Nichols and Olson, all of whom are independent directors. During 2014, the Compensation Committee met one time.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for identifying qualified individuals to serve as directors; reviewing the qualifications of incumbent directors and those candidates proposed by a director, executive officer or stockholder; making recommendations to the full Board of Directors regarding such candidates; recommending the candidates that will serve on the various committees of the Board; reviewing Board composition; and reviewing the management succession plan of the Company.

When determining whether to nominate a current director to be reelected as a director, the Nominating and Corporate Governance Committee must review the performance of the director during the prior year using performance criteria established by the Nominating and Corporate Governance Committee which, at a minimum, shall include:

•	attendance at Board and Committee meetings;
•	preparedness for Board and Committee meetings;
•	quality of objectivity in exercising business judgment;
•	participation at Board and Committee meetings; and
•	candor toward other directors, management and professionals retained by the Company.

The Nominating and Corporate Governance Committee has no specifically defined process for identifying and evaluating nominees, but it seeks to identify potential candidates for membership on the Board through conversations with members of the Board, senior management and other constituencies. The Nominating and Corporate Governance Committee may from time to time engage a third party to identify or evaluate or assist in identifying or evaluating potential nominees. The Nominating and Corporate Governance Committee is also responsible for reviewing the qualifications and performance of incumbent directors to determine whether to recommend them to the Board of Directors as nominees for re-election.

The Nominating and Corporate Governance Committee also considers nominees proposed by our stockholders in accordance with the provisions contained in our bylaws and certificate of incorporation. Nominations made by stockholders must be made by written notice setting forth the information required by our bylaws and certificate of incorporation received by the secretary of the Company at least 60 days in advance of the annual meeting of stockholders, or (if later) within ten days after the first public notice of that meeting is sent to stockholders. Stockholders may propose nominees for consideration by the Nominating and Corporate Governance Committee by submitting the names and supporting information to: Investor Relations, First Acceptance Corporation, 3813 Green Hills Village Drive, Nashville, Tennessee 37215.

In addition, the Nominating and Corporate Governance Committee is responsible for reviewing and recommending corporate governance policies for the Company; reviewing potential conflicts of interest involving directors or executive officers of the Company; evaluating Board performance, including the effectiveness of current Board policies and practices; and reviewing any regulatory requirements relating to the continuing education of directors. The Nominating and Corporate Governance Committee operates under a written charter adopted by the full Board of Directors. Members of the Nominating and Corporate Governance Committee are Messrs. Bobbitt, Cash and Shipp, all of whom are independent directors. During 2014, the Nominating Committee met one time.

Investment Committee. The Investment Committee is responsible for, among other things, reviewing investment policies, strategies and programs; reviewing the procedures that we utilize in determining that funds are invested in accordance with policies and limits approved by the Investment Committee; and reviewing the quality and performance of our investment portfolios and the alignment of asset duration to liabilities. Members of the Investment Committee are Messrs. Bobbitt, Edwards and Shipp. During 2014, the Investment Committee met four times.

How Often Did the Board Meet During 2014?

During 2014, the Board of Directors met four times. During their tenure, each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees on which the director served.  All of the directors attended our 2014 annual meeting of stockholders.

How Do I Communicate with the Board?

Stockholders and all other interested parties can send communications to the Board of Directors and, if applicable, to specified individual directors c/o First Acceptance Corporation, 3813 Green Hills Village Drive, Nashville, Tennessee 37215. All stockholder communications will be forwarded directly to the Board of Directors or, if applicable, to specified individual directors. If the amount of correspondence received through this process becomes excessive, our Board of Directors may consider approving a process for review, organization and screening of the correspondence by the corporate Secretary or other appropriate person.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In accordance with our Related Party Transaction Policy, our Nominating and Corporate Governance Committee is responsible for reviewing and approving the terms and conditions of all transactions involving the Company and our executive officers, directors and beneficial owners of 5% or more of our common stock and their affiliates. The Nominating and Corporate Governance Committee considers all relevant information and facts available regarding a related party transaction, and takes into account factors that it deems to be appropriate, including, without limitation, whether the transaction is on terms no less favorable to the Company than could be obtained from unaffiliated third parties and whether the transaction is reasonably expected to benefit the Company.  Approval of the Nominating and Corporate Governance Committee is not required for compensation paid to any director of the Company for services rendered to the Company in his capacity as a director if the compensation is required to be disclosed pursuant to applicable SEC rules. The Nominating and Corporate Governance Committee is also not required to approve any compensation paid to an executive officer of the Company if the compensation is required to be reported pursuant to applicable SEC rules or if the executive officer is not an immediate family member of another executive officer or director of the Company, the compensation would be required to be included if the executive officer was a named executive officer and the Company’s Compensation Committee approved such compensation.

Mark A. Kelly, a current director and our former Chief Executive Officer and Interim President, was a principal with Ford Financial Fund II, L.P., an entity controlled by Gerald J. Ford, our former Chairman of the Board of Directors who controls approximately 53% of our outstanding common stock. Mr. Kelly also provided consulting services to Flexpoint Ford, LLC, an entity controlled by a current director of the Company, Donald J. Edwards. Mr. Kelly’s compensation, as former Chief Executive Officer and Interim President of the Company, for 2014 is included herein.

Corey G. Prestidge, the son-in-law of Gerald J. Ford, our former Chairman of the Board of Directors who controls approximately 53% of our outstanding common stock, and the brother-in-law of our Chairman of the Board, Jeremy B. Ford, provides legal services to the Company. Mr. Prestidge is also General Counsel and Secretary with Hilltop Holdings Inc., an affiliate of Gerald J. Ford. Mr. Prestidge’s compensation for 2014 was $75,002.

EXECUTIVE OFFICERS

The following table sets forth certain information concerning our current executive officers.

Name	Age	Position
Joseph S. Borbely	57	President and Chief Executive Officer
Brent J. Gay	37	Senior Vice President and Chief Financial Officer

Joseph S. Borbely has served as our Chief Executive Officer since September 2014 and our President since July 2012. Mr. Borbely served as our Senior Vice President of Sales and Marketing from July 2011 to July 2012 and has over thirty years of experience in the financial services and specialty retail industries. Prior to joining the Company, Mr. Borbely served as President of EZMONEY, a division of EZCorp Inc., operating over 550 consumer financial service centers in the United States and Canada. From 2007 to 2009, Mr. Borbely served as Senior Vice President of Store Operations at Hancock Fabrics Inc., a national chain of retail stores offering textiles and related accessories. From 2005 to 2007, Mr. Borbely served as Executive Vice President at Allied Cash Holdings, a national provider of consumer short term loans. Mr. Borbely served with Hollywood Video, a national chain of over 2,000 superstores, from 1996 to 2005 holding various executive positions that ultimately led to his promotion to Executive Vice President of Operations. Mr. Borbely has held various leadership positions for several major retailers such as the Foot Locker and J. Baker Inc.

Brent J. Gay has served as our Senior Vice President and Chief Financial Officer since July 2013. Prior to joining the Company, Mr. Gay served as the Chief Financial Officer of Titan Insurance, the non-standard automobile insurance division of Nationwide Insurance since December 2011. Mr. Gay joined Nationwide in 2006 and held various financial planning and analysis roles of increasing responsibility within Nationwide’s property & casualty operations. From 1999 to 2006, Mr. Gay held several finance leadership roles at General Motors Corporation in various divisions. Mr. Gay has an MBA from the Darden Graduate School of Business at the University of Virginia, a Bachelors degree in International Business and Economics from Ohio Northern University and holds the Certified Property & Casualty Underwriter (CPCU) designation.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of three directors who are independent directors as defined under the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange. The Audit Committee operates under a written charter adopted by the full Board of Directors. The Audit Committee's responsibilities include oversight of our independent registered public accounting firm and internal audit function, as well as oversight of our financial reporting process on behalf of the full Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

In this context, for 2014, the Audit Committee reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed a report on the effectiveness of our internal control over financial reporting and “Management’s Annual Report on Internal Control Over Financial Reporting” and Ernst &Young LLP’s “Report of Independent Registered Public Accounting Firm,” which are included in our Annual Report on Form 10-K for the year ended December 31, 2014.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees (AS 16). The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence. The Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the registered public accounting firm’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the full Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC.

THE AUDIT COMMITTEE

Rhodes R. Bobbitt

Tom C. Nichols

William A. Shipp, Jr.

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based upon such review and discussions, the Compensation Committee, composed of Messrs. Cash, Nichols and Olson, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Harvey B. Cash

Tom C. Nichols

Lyndon L. Olson, Jr.

Compensation Discussion and Analysis

Overview of Compensation Process. The Compensation Committee of our Board of Directors is responsible for establishing the compensation arrangements for our employees, including our executive officers, and reviewing and making recommendations to the full Board of Directors regarding non-employee director compensation. The Compensation Committee is also responsible for the administration of our stock incentive plans and other compensation plans in which our employees participate. It is the responsibility of the Compensation Committee to determine whether, in its judgment, our executive compensation policies are reasonable and appropriate, meet the stated objectives of those policies and effectively serve our best interests and the best interests of our stockholders. Each member of the Compensation Committee is an “independent director” as defined under the applicable rules of the New York Stock Exchange and our Corporate Governance Guidelines, a “non-employee director” as defined in Rule 16b-3 of the rules promulgated under the Securities Exchange Act of 1934, and an “outside director” for the purposes of the Internal Revenue Code of 1986, in each case as determined by our Board of Directors.

The Compensation Committee reviews our compensation policies on an annual basis and the compensation of individual executives is reviewed annually in light of the compensation policies for that year. In setting and reviewing executive compensation, in addition to corporate performance, the Compensation Committee believes it is appropriate to consider the level of experience and responsibilities of each executive, as well as the personal contributions a particular individual may make to the corporate enterprise. No relative weight is assigned to quantitative or qualitative factors considered by the Compensation Committee in reaching its decisions. The Company utilized the services of an independent compensation consultant to benchmark comparable companies in determining the compensation of its executive officers during 2014.

Benchmarking Compensation. During 2014, the Compensation Committee consulted with an independent compensation consultant to assess the competitiveness and effectiveness of our executive compensation program.  Among other things, the compensation consultant provided an analysis of base salary, short term bonus and long term equity incentive compensation comparable to other similarly situated companies.

In performing this analysis, the compensation consultant used a peer group of similarly situated public insurance institutions.  The peer group consists of mostly small publicly traded property and casualty companies. Some of the companies used in the peer group are larger than the Company but still provide relevant information and a reliable frame of reference for benchmarking of the Company’s executive compensation.  The peer group used in the report presented for consideration consisted of the following insurance companies:

Affirmative Insurance Holdings Inc.	Amerisafe, Inc.
Atlantic American Corp.	Baldwin & Lyons Inc.
Donegal Group Inc.	EMC Insurance Group Inc.
Federated National Holding Company	Hallmark Financial Services Inc.
HCI Group Inc.	Heritage Insurance Holdings, Inc.
Independence Holding Co.	National Interstate Corporation
United Insurance Holdings Corp.	Universal Insurance Holdings Inc.

Role of Executive Officers in Compensation Decisions. The Compensation Committee makes all decisions regarding the compensation of our executive officers. The Compensation Committee annually evaluates the performance of our executive officers, and our president and chief executive officer provides the Compensation Committee with an assessment of the performance of our executive officers other than himself. Decisions regarding the compensation of employees other than our executive officers are made by our president and chief executive officer in consultation with other members of management.  The president and chief executive officer does not play any role with respect to any matter impacting his own compensation.

What Is Our Philosophy of Executive Officer Compensation?

The Compensation Committee believes that the primary objectives of our executive compensation policies should be:

•

To attract and retain talented executives by providing compensation that is, overall, competitive with the compensation provided to executives at companies of comparable position in our industry, while maintaining compensation within levels that are consistent with our annual budget, financial objectives and operating performance;

•	To provide appropriate incentives for executives to work toward the achievement of our annual financial performance and business goals; and
•

To align the interests of executives with those of our stockholders and the long-term interests of the Company by providing long-term incentive compensation in the form of stock options, restricted common stock, restricted stock units or other equity-based long-term incentive compensation.

The Compensation Committee is committed to a strong link between our financial and strategic objectives and our compensation and benefit practices. It is the Committee’s objective to have a substantial portion of each executive officer’s compensation contingent upon our performance, as well as upon his or her individual performance. Accordingly, the Compensation Committee’s compensation philosophy for an executive officer emphasizes an overall analysis of the executive’s performance for the prior year, his or her projected role and responsibilities, required impact on execution of our strategy, total cash and equity compensation internally, and other factors the Compensation Committee deems appropriate.

Elements of 2014 Executive Compensation. Overall, our executive compensation program is designed to be consistent with the objectives and principles set forth above. For 2014, the principal components of compensation for our executive officers were:

Base Salary. We provide executive officers with base salaries to compensate them for services provided during the year. The Compensation Committee generally reviews the base salaries of our executive officers on an annual basis. In determining whether an increase in base compensation for the executive officers is appropriate, the Compensation Committee considers the performance of the Company and the executive officer during the prior year, the executive officers’ level of base salary relative to other executive officers of the Company, and the recommendations of the president and chief executive officer. Based upon these factors, the Compensation Committee approved base salaries for our named executive officers for 2014 and 2013 as follows.

Name	2014 Base Salary ($)	2013 Base Salary ($)
Mark A. Kelly(1)	400,000	400,000
Joseph S. Borbely	300,000	300,000
Brent J. Gay(2)	215,000	215,000

(1)	Mr. Kelly terminated his employment with us on September 30, 2014.
(2)	Mr. Gay commenced his employment with us on July 22, 2013.

Annual Incentive Compensation. The Compensation Committee believes that annual incentive compensation should be utilized to motivate the participants to achieve certain corporate and business objectives and operating results and reward them when these elements are satisfied. On March 11, 2014, the Compensation Committee adopted the 2014 Management Bonus Program, which was consistent with the previously stated objectives of the annual incentive component of executive compensation. For non-senior executive officers and key employees, their respective bonus potential was their individual target bonus times multipliers relating to the Company achieving its pre-tax income projections for 2014 and the particular participant attaining specific management business objectives as set forth for that individual. The calculated payout is a baseline, and the final payout would be determined at the discretion of the president and chief executive officer. For senior executive officers, their respective bonus potential was a percentage of their individual target bonus times a multiplier relating to the Company achieving its pre-tax income projections for 2014. Any annual incentive payouts amounts greater than 100% of potential were eligible for payment in the form of equity grants. All cash bonus payments and equity award grants to senior executive officers are subject to prior approval of the Compensation Committee. On March 10, 2015, based upon the Company’s pre-tax income attained and the initiatives executed, the Compensation Committee approved the following annual incentive compensation to our executive officers for 2014:

Name	Title	Cash Bonus ($)
Joseph S. Borbely	President and Chief Executive Officer	265,000
Brent J. Gay	Senior Vice President and Chief Financial Officer	140,000

For the executive officers, the Compensation Committee reviewed the Company’s performance and considered the following initiatives planned and executed by management during 2014:

•	Continued the renewed focus on improving the quality and consistency of the customer experience in our retail stores, call center and consumer-based website and mobile platform;
•	Continued broadening of our auto insurance product offering to meet diverse customer need and financial constraints;
•	Expanded our retail locations by opening our first new locations since 2008; and
•	Expanded into our first new market by launching call center and internet sales in Virginia, our first new state since 2005.

The key financial indicators that demonstrated success of the initiatives included:

•	Income before taxes of $9.7 million which was 100.7% of the 2014 bonus target;
•	$23.2 million increase in operating revenues (35 consecutive months of year-over-year increases in premiums earned);
•

Release of the deferred tax asset valuation allowance as a result of the continued profitability and positive future outlook which contributed towards an increase in book value per common share of $0.73; and

•	Combined ratio of 96.6%.

Equity Awards. Equity awards, including stock options, restricted common stock and restricted stock units, are the principal vehicle for payment of long-term compensation for our executive officers. The Compensation Committee believes stock-based incentive compensation should be structured so as to closely align the interests of the executive officers with the interests of our stockholders. All equity awards are granted pursuant to incentive plans approved by our stockholders. The Compensation Committee determines the equity award grants to the executive officers and takes into account the recommendations of the president and chief executive officer prior to approving awards of stock-based incentive compensation. Equity awards are granted in part to reward the senior executives for their long-term strategic management of the Company, and to motivate the executives to improve stockholder value. The Compensation Committee may also grant an award to an executive officer upon the commencement of his or her employment with the Company or upon a change in his or her duties or responsibilities with the Company.

On March 10, 2015, based upon the Company’s pre-tax income attained and the initiatives executed, the Compensation Committee approved the following stock awards to our executive officers for the 2014:

Name	Title	Restricted Stock Units (#) (1)
Joseph S. Borbely	President and Chief Executive Officer	49,180
Brent J. Gay	Senior Vice President and Chief Financial Officer	26,434

(1)

Represents restricted stock units granted to the executive officer. Such restricted stock units will vest, and an equal number of shares of common stock will be deliverable to the executive, upon the third anniversary of the date of grant, March 10, 2018, or immediately upon the earlier occurrence of events specified in the executive officer's restricted stock unit award agreement, including a "change in control" of the Company. The shares of common stock deliverable upon conversion of such restricted stock units will be subject to restrictions on transfer until the first anniversary of the vesting date of the restricted stock units, March 10, 2019, or an earlier "change in control" of the Company.

401(k) Plan. The Company maintains a 401(k) plan that provides for a matching contribution by the Company of 100% of the participant’s voluntary salary contributions of the first 3% of the participant’s salary contributed by the participant, plus 50% of the next 2% of salary, up to the maximum voluntary salary contribution established by the U.S. Department of Labor.

Elements of 2015 Executive Compensation Plan.

Base Salary. On March 10, 2015, consistent with the prior stated objectives of the base salary component of executive compensation, for 2015, the Compensation Committee determined to increase the base salaries of the named executive officers as follows:

Name	2015 Base Salary ($)	2014 Base Salary ($)	Increase ($)
Joseph S. Borbely	400,000	300,000	100,000
Brent J. Gay	260,000	215,000	45,000

Cash Bonus and Equity Awards. On March 10, 2015, the Compensation Committee adopted the 2015 Management Bonus Program, which is consistent with the 2014 Management Bonus Program. All cash bonus payments and equity award grants to senior executive officers are subject to prior approval of the Compensation Committee.

The following target bonus percentages will be followed for our named executive officers:

Name	Title	Target Cash Bonus % of Base Salary
Joseph S. Borbely	President and Chief Executive Officer	75%
Brent J. Gay	Senior Vice President and Chief Financial Officer	60%

Perquisites and Other Benefits. The Company does not generally provide material perquisites that are not, in the Compensation Committee’s view, integrally and directly related to the executive officers’ duties. Our executive officers participate in broad-based benefit programs that are generally available to our salaried employees, including health, dental, disability and life insurance programs.

Tax and Accounting Matters. Section 162(m) of the Internal Revenue Code of 1986, enacted as part of the Omnibus Budget Reconciliation Act of 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the chief executive officer and the three other most highly compensated executive officers, other than the chief financial officer. Under Internal Revenue Service regulations, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee expects to continue to monitor the application of Section 162(m) to executive compensation and will take appropriate action if it is warranted in the future. We operate our compensation programs with the intention of complying with Section 409A of the Internal Revenue Code of 1986.

Compensation Risk Assessment

The Compensation Committee has reviewed our compensation plans and policies to determine whether they encourage excessive or inappropriate risk-taking by our employees, including our named executive officers. This assessment included a review of our business and the design of our incentive plans and policies.  Our compensation arrangements include base salaries at levels that the Compensation Committee believes provides employees with a steady income so that they are not encouraged to focus on short-term performance criteria to the detriment of other important Company measures. The performance measures used in our incentive-based compensation arrangements are based primarily upon Company measures, which we believe encourages executives and other employees to focus on overall corporate performance rather than individual performance or the performance of a specific part of our business, provide for payments based upon multiple levels of performance, and are capped at a specified percentage of annual salary. Based upon its review, the Compensation Committee has determined that our compensation plans and policies, taken as a whole, are not reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

During 2014, the Compensation Committee of the Board of Directors was composed of Harvey B. Cash, Tom C. Nichols and Lyndon L. Olson, Jr. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among our executive officers, members of the Compensation Committee or entities whose executives serve on the Board of Directors or the Compensation Committee that require disclosure under applicable SEC regulations.

Summary Compensation Table

The following table sets forth compensation earned by our chief executive officers and our chief financial officer, who were either serving in such capacities on December 31, 2014 or during 2014, or are reportable pursuant to applicable SEC regulations.

Name and Principal Position		Year	Salary ($)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)

Mark A. Kelly	(1)	2014	341,539	--	--	--	--	5,047	(5)	346,586
Former Chief Executive Officer		2013	400,000	400,000	--	--	--	10,938	(5)	810,938
and Interim President		2012	393,590	175,000	--	474,750	--	67,375	(5)	1,110,625

Joseph S. Borbely		2014	300,000	265,000	120,000	--	--	--		685,000
President and Chief Executive		2013	300,000	270,000	--	--	--	--		570,000
Officer		2012	257,692	75,000	--	47,475	--	--		380,167

Brent J. Gay		2014	215,000	140,000	65,000	--	--	--		420,000
Senior Vice President and	(4)	2013	90,962	57,608	--	--	--	66,537	(6)	215,107
Chief Financial Officer

(1)	Represents an annual salary of $400,000, prorated for service from January to September 2014 plus accrued and unpaid personal time through such date.
(2)

Represents the aggregate grant date fair value of restricted stock units granted during each respective period computed in accordance with FASB ASC 718. Aggregate compensation expense is equal to the grant date fair value based on the closing stock price on the date of grant.

(3)

Represents the aggregate grant date fair value of option awards granted during each respective period computed in accordance with FASB ASC 718. Aggregate compensation expense is equal to the grant date fair value of the options estimated using the Black-Scholes option pricing model. See Note 5 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014 for the assumptions made in determining option values.

(4)	Represents an annual salary of $215,000, prorated for service from July 2013 to December 2013.
(5)	Represents perquisite amounts paid by the Company for housing and auto costs in Nashville and travel costs between his permanent residence and Nashville.
(6)	Represents normal and customary closing costs and relocation expenses paid by the Company with the commencement of his employment.

Grants of Plan-Based Awards

During 2014, none of our named executive officers were granted an equity award.

Outstanding Equity Awards at Year-End

The following table sets forth information concerning outstanding equity awards held by our named executive officers at December 31, 2014.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Mark A. Kelly	600,000	150,000	(1)	1.45	1/31/17	--	--

Joseph S. Borbely	45,000	30,000	(2)	1.45	1/31/17	--	--

(1)

Mr. Kelly was granted an option to purchase 750,000 shares on January 31, 2012. The option vested 40% upon grant and the remainder vests in equal installments over a three-year period beginning on the first anniversary of the date of grant.

(2)

Mr. Borbely was granted an option to purchase 75,000 shares on January 31, 2012. The option vested 20% upon grant and the remainder vests in equal installments over a four-year period beginning on the first anniversary of the date of grant.

Option Exercises and Stock Vested

There were no equity awards held by a named executive officer that vested or were exercised during 2014.

Equity Compensation Plan Information

The following table summarizes information with respect to our equity compensation plans as of December 31, 2014.

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	1,120,000	$ 1.87	6,255,156

Equity compensation plans not approved by security holders	--	--	--

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A(a)(1) of the Securities Exchange Act of 1934, we are asking stockholders to cast an advisory vote on the compensation of our named executive officers disclosed in the Executive Compensation section of this Proxy Statement. While this vote is a non-binding advisory vote, we value the opinions of stockholders and will consider the outcome of the vote when making future compensation decisions.

As described in detail under the heading “Compensation Discussion and Analysis,” our compensation programs are designed to align a significant portion of each named executive officer’s total compensation with the annual and long-term performance of the Company and the interests of our stockholders. Stockholders are urged to read the Compensation Discussion and Analysis, compensation tables and narrative discussion in this Proxy Statement, which discuss in detail how our compensation policies and procedures implement our compensation philosophy.

This annual vote on this matter is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement. The vote is advisory and, therefore, not binding on the Company, the Board of Directors or the Compensation Committee of the Board of Directors.

We are asking our stockholders to indicate their support for this Proposal 2 and the compensation paid to our named executive officers as disclosed commencing on page 16 of this Proxy Statement by voting FOR, on an advisory basis, the following resolution:

“NOW, THEREFORE, BE IT RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the named executive officers of the Company, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion related thereto.”

The Board of Directors recommends that you vote FOR the compensation of our named executive officers.

PROPOSAL 3 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP (“Ernst & Young”) to serve as our independent registered public accounting firm for the current year, and the stockholders are requested to ratify this appointment. Ernst & Young has served as our independent registered public accounting firm since September 2005. A representative of Ernst & Young is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions. Stockholders should recognize that the ratification of the appointment of Ernst & Young does not preclude the Audit Committee from subsequently determining to change our independent registered public accounting firm if the Audit Committee determines such action to be in the best interests of the Company and its stockholders.

Fees Billed to Us by Ernst & Young LLP

Audit Fees. The aggregate audit fees billed by Ernst & Young for 2014 and 2013 were $825,000 and $646,000, respectively. The fees include professional services and expenses for annual financial and statutory audits, including internal control over financial reporting, and quarterly reviews of our financial statements.

Audit-Related Fees. Audit-related fees billed by Ernst & Young for 2013 were $28,000. These fees related to the audit of the Company’s 401(k) plan. Ernst & Young did not perform or bill us for any audit-related services for 2014.

Tax Fees. The aggregate tax fees billed by Ernst & Young for each of 2014 and 2013 were $92,000 and $80,000, respectively. These fees related primary to the preparation of federal and state income tax returns for the Company.

All Other Fees. Ernst & Young did not perform or bill us for any other services for 2014 and 2013.

Audit Committee Pre-Approval Policies and Procedures.

Our Audit Committee has adopted a policy, contained in its Charter, which provides that our Audit Committee must pre-approve all audit and non-audit services provided to the Company by our independent registered public accounting firm. This policy is administered by our senior management, which reports throughout the year to the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by Ernst & Young.

Auditor Rotation Policies

Ernst & Young maintains partner rotation policies in accordance with the rules promulgated by the SEC. Such rules have required rotation of the lead audit partner after five years of assignment to the engagement.

Required Vote; Recommendation of the Board

The appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015 will be ratified if this proposal receives the affirmative vote of a majority of the votes cast on the matter. With respect to this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. Under applicable rules, a broker will have the authority to vote for this proposal in the absence of instructions from the beneficial owner of the relevant shares.

The Board of Directors recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

Stockholder Proposals for the 2016 Annual Meeting. Pursuant to Rule 14a-8(e) of the Securities Exchange Act of 1934, stockholder proposals submitted in accordance with applicable rules and regulations for presentation at our next annual meeting and received at our executive offices no later than December 11, 2015 will be considered for inclusion in our proxy statement and form of proxy relating to the 2016 annual meeting.

For other stockholder proposals to be timely (but not considered for inclusion in our proxy statement), a stockholder's notice must be received at our executive offices no later than 60 days before our annual meeting or (if later) within ten days after the public notice of that meeting is sent to the stockholders of the Company, and should otherwise comply with the advance notice provisions of our certificate of incorporation. For proposals that are not timely filed, we retain discretion to vote the proxies that we receive. For proposals that are timely filed, we retain discretion to vote the proxies that we receive, provided (1) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (2) the proponent does not issue a proxy statement.

Proxy Solicitation Costs. The proxies being solicited hereby are being solicited by us. We will bear the cost of soliciting proxies in the enclosed form. Our officers and regular employees may, but without compensation other than their regular compensation, solicit proxies by mail, personal conversations, telephone, telex, facsimile or electronic means. Upon request, we will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our common stock.

Financial Statements Available. A COPY OF OUR 2015 ANNUAL REPORT TO STOCKHOLDERS CONTAINING OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2014

AND OTHER INFORMATION ACCOMPANIES THIS PROXY STATEMENT BUT SHALL NOT BE DEEMED TO BE SOLICITATION MATERIAL.

Householding Information. As permitted by the SEC's proxy statement rules, we will deliver only one copy of our 2014 Annual Report to Stockholders or this proxy statement to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of our 2014 Annual Report to Stockholders or this proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. Conversely, stockholders sharing an address who are receiving multiple copies of our annual reports or proxy statements may request delivery of a single copy.

Requests in this regard should be addressed to:

Investor Relations
First Acceptance Corporation
3813 Green Hills Village Drive
Nashville, Tennessee 37215
1-800-321-0899

First Acceptance Corporation

000004

IMPORTANT ANNUAL MEETING INFORMATION

ENDORSEMENT_LINE SACKPACK

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

For Withhold

01 - Rhodes R. Bobbitt

04 - Jeremy B. Ford

07 - Lyndon L. Olson, Jr.

For Withhold

02 - Harvey B. Cash

05 - Mark A. Kelly

08 - Kenneth D. Russell

For Withhold

03 - Donald J. Edwards

06 - Tom C. Nichols

09 - William A. Shipp, Jr.

For Against Abstain

2. Advisory vote on executive compensation.

3. To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for 2015.

This Proxy, when properly executed, will be voted in the manner directed herein and will authorize the Proxies to take action in their discretion upon other matters that may properly come before the meeting. If no direction is made, the Proxy will be voted in accordance with the recommendations of the Board of Directors. Proxies are authorized to vote upon matters incident to the conduct of the meeting, such as approval of one or more adjournments of the meeting for the purposes of obtaining additional stockholder votes.

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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FIRST ACCEPTANCE CORPORATION

THIS IS YOUR PROXY

Dear Stockholder:

Your Proxy is being solicited by the Board of Directors of First Acceptance Corporation for the Annual Meeting of Stockholders to be held on May 12, 2015, at 10:00 a.m., central time, at our corporate headquarters, which are located at 3813 Green Hills Village Drive, Nashville, Tennessee 37215.

Enclosed with this Proxy is a Proxy Statement containing important information about the matters that you are being asked to approve.

Your vote is important. Whether or not you plan to attend the Annual Meeting, you can be sure your shares are represented at the meeting by promptly returning your completed Proxy card prior to the Annual Meeting.

Please mark the boxes on this Proxy card to indicate how your shares are to be voted, then sign the card, detach it and return your Proxy card in the enclosed envelope.

Thank you in advance for your prompt consideration of these matters.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The Proxy Statement and the 2014 Annual Report to Stockholders are available at:

http://phx.corporate-ir.net/phoenix.zhtml?c=120257&p=proxy

▼ FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy — First Acceptance Corporation

BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

AT 10:00 AM, CENTRAL TIME, TUESDAY, MAY 12, 2015

FIRST ACCEPTANCE CORPORATION, 3813 GREEN HILLS VILLAGE DRIVE,

NASHVILLE, TENNESSEE 37215

The undersigned hereby constitutes and appoints each of Mark A. Kelly and Michael J. Bodayle his or her true and lawful agents and proxies with full power of substitution in each to represent the undersigned, with all the powers which the undersigned would possess if personally present, and to vote the Common Stock of First Acceptance Corporation held of record by the undersigned on the record date, at the Annual Meeting of Stockholders of First Acceptance Corporation, to be held at First Acceptance Corporation, 3813 Green Hills Village Drive, Nashville, Tennessee 37215, on May 12, 2015, at 10:00 a.m., central time, and at any adjournment or postponement thereof, on all matters coming before said meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

(Continued and to be marked, dated and signed, on the other side)